                                   EXHIBIT 11


    Computations of Earnings Per Share Information Primary and Fully Diluted

                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                               PRIMARY - EARNINGS

                       BEFORE CUMULATIVE EFFECT OF CHANGE

                  IN THE METHOD OF ACCOUNTING FOR INCOME TAXES


                                                                                                Year Ended June 30,
                                                                                    1996              1995             1994
                                                                                    ----              ----             ----
                                                                                    (in thousands, except per share amounts)
Earnings before cumulative effect of change in the method
 of accounting for income taxes for computing earnings
 per share - primary....................................................         $10,466            $4,593           $7,310
                                                                                 =======            ======           ======

Weighted average number of common and
 common equivalent shares outstanding...................................           1,180             1,245            1,247
                                                                                 =======            ======           ======


Earnings before cumulative effect of change in the method
 of accounting for income taxes per common  and common
 equivalent share - primary..............................................        $  8.87            $ 3.69           $ 5.86
                                                                                 =======            ======           ======

                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS


                                                                                                Year Ended June 30,
                                                                                      1996            1995             1994
                                                                                      ----            ----             ----
                                                                                     (in thousands, except per share amounts)
Net earnings for computing earnings per share - primary................              $10,466        $4,593           $7,760
                                                                                     =======        ======           ======

Weighted average number of common and
 common equivalent shares outstanding..................................                1,180         1,245            1,247
                                                                                     =======        ======           ======

Net earnings per common and common  equivalent
 share - primary.......................................................              $  8.87        $ 3.69           $ 6.22
                                                                                     =======        ======           ======

                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                         FULLY DILUTED - EARNINGS BEFORE

                    CUMULATIVE EFFECT OF CHANGE IN THE METHOD

                         OF ACCOUNTING FOR INCOME TAXES


                                                                                                Year Ended June 30,
                                                                                    1996              1995             1994
                                                                                    ----              ----             ----
                                                                                    (in thousands, except per share amounts)
Earnings before cumulative effect of change in the method of accounting for income taxes for computing
  earnings per share - primary ........................................          $10,466             $4,593             $7,310

Reduction of interest expense less applicable income taxes assuming
  conversion of 7% convertible subordinated debentures due 2011........            1,032              1,137              1,137
                                                                                 -------             ------             ------

Earnings  before extraordinary item and cumulative effect
 of change in the method of accounting for income taxes
 for computing earnings per share - fully diluted .....................          $11,498             $5,730             $8,447
                                                                                 =======             ======             ======

Weighted average number of common
 and common equivalent shares outstanding..............................            1,186              1,260              1,249

Addition from assumed conversion  as of the beginning of
 each period of the 7% convertible subordinated debentures
 outstanding at the end of each period.................................              884                885                886
                                                                                 -------             ------             ------

Weighted average number of common and common equivalent shares
  outstanding on a fully diluted basis ................................            2,070              2,145              2,135
                                                                                 -------             ------             ------

Earnings  before cumulative effect of change in the method
 of accounting for income taxes per common  and common
 equivalent share - fully diluted......................................          $  5.56             $ 2.67             $3.96
                                                                                 =======             ======             ======

                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                          FULLY DILUTED - NET EARNINGS


                                                                                              Year Ended June 30,
                                                                                      1996              1995           1994
                                                                                      ----              ----           ----
                                                                                   (in thousands, except per share amounts)
Net earnings for computing earnings per share - primary................              $10,466           $4,593          $7,760

Reduction of interest expense less applicable income taxes assuming
  conversion of 7% convertible subordinated debentures due 2011........                1,032            1,137           1,137
                                                                                     -------           ------          ------

Net earnings  for computing earnings  per share - fully diluted........              $11,498           $5,730          $8,897
                                                                                     =======           ======          ======

Weighted average number of common and common equivalent shares
  outstanding .........................................................                1,186            1,260           1,249

Addition from assumed conversion as of the beginning of each period of the 7% convertible subordinated debentures outstanding at the
  end of each period ..................................................                  884              885             886
                                                                                     -------           ------          ------

Weighted average number of common and common equivalent shares
  outstanding on a fully diluted basis ................................                2,070            2,145           2,135
                                                                                     -------           ------          ------

Net earnings  per common and common equivalent share-fully diluted ....              $  5.56           $ 2.67          $ 4.17
                                                                                     =======           ======          ======